UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): June 16, 2004

                         INTELLECTUAL TECHNOLOGY, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     000-29138                 84-1130227
----------------------------     -------------------        --------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
      Of Incorporation)               File Number)           Identification No.)

                        1040 Joshua Way, Vista, CA 92081
                        --------------------------------
          (Address of Principal Executive Offices, including Zip Code)

       Registrant's telephone number, including area code (760) 599-8080
                                                          ---------------

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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On June 4, 2004, the Board of Directors of Intellectual Technology, Inc. (the "Company"), was informed by Comiskey & Company ("Comiskey") that, in order to comply with the requirements of Section 203 of the Sarbanes-Oxley Act of 2002 with regard to audit partner rotation, Comiskey was resigning as the principal independent accountant to the Company, effective immediately.

      Comiskey's reports on the consolidated financial statements of the Company and its subsidiary for the two most recent fiscal years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope, or accounting principles.

      During the Company's two most recent fiscal years ended December 31, 2003 and the subsequent interim period through June 4, 2004, there were no disagreements between the Company and Comiskey on any matter of accounting principles of practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Comiskey's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

      The  Company  has  provided   Comiskey   with  a  copy  of  the  foregoing
disclosures. Attached as Exhibit 16 is a copy of Comiskey's letter, dated June 4, 2004, stating its agreement with such statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      Exhibit 16 - Letter from Comiskey & Company dated June 4, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYS

Dated: June 16, 2004                    By: /s/ Craig Litchin
                                           -----------------------------
                                            Craig Litchin
                                            Chief Executive Officer

                                 EXHIBIT INDEX

                Exhibit #                                 Item
        ------------------------                ------------------------
                  16.1                             Comiskey & Company